Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Entity Name	Jurisdiction
Advance Petroleum, Inc.	Florida
AHT Services, LLC	Nevada
Air Petro Corp.	California
Altitude Ventures Holding Inc.	Delaware
Amelia Holding AB	Sweden
Amsterdam Software B.V.	Netherlands
ANY-G B.V.	Netherlands
ANY-G Services B.V.	Netherlands
Ascent Aviation Group, Inc.	New York
Atlantic Fuel Services, S.R.L.*	Costa Rica
AVCARD Services (BVI), Ltd.	British Virgin Islands
AVCARD Services Limited	United Kingdom
Avinode, Inc.	Delaware
Avinode Aktiebolag	Sweden
Avinode Shared Services AB	Sweden
Baseops International, Inc.	Texas
Casa Petro, S.R.L.	Costa Rica
Chrome Club, Inc.	Minnesota
Colt International, L.L.C.	Texas
Colt International das Américas Serviços de Aviação Ltda.	Brazil
Colt International Europe SARL	Switzerland
Colt International Flight Services Ireland Limited	Ireland
Colt International Hong Kong Limited	Hong Kong
Colt Risk Management Services, L.L.C.	Texas
Ecuacentair Cia. Ltda.	Ecuador
Falmouth Oil Services Limited*	United Kingdom
Falmouth Petroleum Limited	United Kingdom
Gib Oil (UK) Limited	United Kingdom
Gib Oil Limited	Gibraltar
Goldcup 10606 AB	Sweden
Hellenic Aviation Fuel Company S.A.	Greece
Henty Oil Limited	United Kingdom
Henty Shipping Services Limited	United Kingdom
HG Equipment, LLC	Florida
Intoplane Services (Gibraltar) Limited	Gibraltar
IRC Oil Technics, Inc.*	Delaware
JCP Brazil, LLC	Texas
Kropp Holdings, Inc.	Maryland
LFO Holdings Limited	United Kingdom
Linton Fuel Oils Limited	United Kingdom
MH Aviation Services (Pty) Ltd	South Africa
MS Europe B.V.	Netherlands
Minster Fuels Limited*	United Kingdom
Multi Service Aero B.V.	Netherlands
Multi Service Comercio, S. de R.L. de C.V.	Mexico
Multi Service Holding B.V.	Netherlands
Multi Service Pre Paid Solutions B.V.	Netherlands
Multi Service Private Label B.V.	Netherlands
Multi Service PTY Limited	Australia
Multi Service Technology Solutions, Inc.	Florida
NCS US, Inc.	Virginia

Entity Name	Jurisdiction
Nordic Camp Supply ApS	Denmark
Nordic Camp Supply B.V.	Netherlands
Norse Bunkers AS	Norway
Oil Shipping (Bunkering) B.V.	Netherlands
Oil Shipping Korea Limited	Korea
Page Avjet Fuel Co., L.L.C.	Delaware
Petro Air, Corp.	Puerto Rico
Petroleum Transport Solutions, LLC	Minnesota
Petromundo Internacional Acquisition Company, Limitada	Costa Rica
PetroServicios de Costa Rica, S.R.L.	Costa Rica
PT Oil Shipping Trans Indonesia	Indonesia
PT Servicios De Guatemala, Limitada	Guatemala
Resource Recovery of America, Inc.*	Florida
Schedaero AB	Sweden
Schedaero, Inc.	Delaware
Servicios Auxiliares de México S.A. de C.V.	Mexico
Servicios WFSE Ecuador C.L.	Ecuador
Spire Flight Solutions (Ireland) Limited	Ireland
Tamlyn Shipping Limited*	United Kingdom
Tank and Marine Engineering Limited	United Kingdom
The Hiller Group Incorporated	Florida
The Lubricant Company Limited	United Kingdom
TM Hawkins Brazil, LLC	Texas
Tobras Distribuidora de Combustíveis Ltda.	Brazil
Tramp Group Limited*	United Kingdom
Tramp Holdings Limited*	United Kingdom
Tramp Oil (Brasil) Ltda.	Brazil
Tramp Oil & Marine (Chile) S.A.	Chile
Tramp Oil Distribuidora Ltda.	Brazil
Tramp Oil Germany GmbH & Co KG	Germany
Tramp Oil Schiffahrts-und Handelsgesellschaft mbH & Co.	Germany
Tramp Oil & Marine (Argentina) S.A.	Argentina
Tramp Oil & Marine (Chile) S.A.	Chile
Tramp Oil & Marine Limited*	United Kingdom
Trans-Tec International S.R.L.	Costa Rica
Trans-Tec Mundial Acquisition Company, Limitada	Costa Rica
U.S. Energy Engineering, Inc.	Minnesota
U.S. Energy Services, Inc.	Minnesota
Western Aviation Products LLC*	Minnesota
Western Petroleum Company	Minnesota
WFL Mozambique Lda	Mozambique
WFS & J Company Limited	Japan
WFS Agencia de Naves S.A.	Chile
WFS Danish Holding Company I ApS*	Denmark
WFS Danish Holding Partnership K/S	Denmark
WFL (UK) Limited	United Kingdom
WFS Shared Services (UK) Limited*	United Kingdom
WFS UK Holding Company II Limited	United Kingdom
WFS UK Holding Company III Limited	United Kingdom
WFS UK Holding Partnership LP	United Kingdom
WFS UK Holding Partnership II LP	United Kingdom
WFS UK Holding Partnership III LP	United Kingdom
WFS US Holding Company I LLC	Delaware

Entity Name	Jurisdiction
WFS US Holding Company II LLC	Florida
WFS US Holding Company III LLC	Florida
WFS US Holding Company IV, LLC	Florida
WFS US Holding Company V, LLC	Florida
WFS US Holding Company VI, LLC	Florida
WFS US Holding Company VII, LLC	Florida
World Fuel Capital Limited	United Kingdom
World Fuel Cayman Holding Company I	Cayman Islands
World Fuel Cayman Holding Company III	Cayman Islands
World Fuel Cayman Holding Company IV*	Cayman Islands
World Fuel Cayman Holding Company V*	Cayman Islands
World Fuel CX, LLC	Kansas
World Fuel International S.R.L.	Costa Rica
World Fuel Services (Australia) Pty Ltd	Australia
World Fuel Services (Bahamas) LLC	Bahamas
World Fuel Services (Costa Rica) Limitada*	Costa Rica
World Fuel Services (Denmark) ApS	Denmark
World Fuel Services (KG) Limited Liability Company	Kyrgyzstan
World Fuel Services (Panama) LLC*	Panama
World Fuel Services (Singapore) Pte Ltd	Singapore
World Fuel Services (South Africa) (Pty) Ltd	South Africa
World Fuel Services Argentina S.A.	Argentina
World Fuel Services Aviation Limited	United Kingdom
World Fuel Services Belgium BVBA	Belgium
World Fuel Services Canada, Inc.	Canada
World Fuel Services Canada, Inc.	Delaware
World Fuel Services Chile, S.A.	Chile
World Fuel Services CIS Limited Liability Company	Russia
World Fuel Services Company, Inc.	Florida
World Fuel Services Corporate Aviation Support Services, Inc.	Delaware
World Fuel Services CZ s.r.o.	Czech Republic
World Fuel Services Europe, Ltd.	United Kingdom
World Fuel Services European Holding Company I, Ltd.	United Kingdom
World Fuel Services Finance Company II S.à.r.L.	Luxembourg
World Fuel Services Finance Company S.à.r.L.	Luxembourg
World Fuel Services International (Panama) LLC*	Panama
World Fuel Services Japan G.K.	Japan
World Fuel Services Kenya Limited	Kenya
World Fuel Services México, S.A. de C.V.	Mexico
World Fuel Services Pakistan (Pvt.) Limited	Pakistan
World Fuel Services Peru S.R.L.	Peru
World Fuel Services Private Limited	India
World Fuel Services Trading DMCC	United Arab Emirates
World Fuel Services Turkey Petrol Urunleri Dagitim Ve Ticaret Limited Sirketi	Turkey
World Fuel Services, Inc.	Texas
World Fuel Singapore Holding Company I Pte Ltd	Singapore
World Fuel Singapore Holding Company II Pte Ltd	Singapore
Yacht Fuel Services Limited	United Kingdom

*These entities are inactive.